Exhibit 99

Investor Contact:	Kenneth R. Bowling	Media Contact:	Teresa A. Huffman
	Chief Financial Officer		Senior Vice President, Human Resources
	336-881-5630		336-889-5161

CULP ANNOUNCES RESULTS FOR SECOND QUARTER FISCAL 2021

Board of Directors Authorizes Five Percent Increase

in Quarterly Cash Dividend on Solid Results and Strengthened Liquidity

HIGH POINT, N.C. (December 3, 2020) ─ Culp, Inc. (NYSE: CULP) today reported financial and operating results for the second quarter ended November 1, 2020.

Fiscal 2021 Second Quarter Financial Summary(1)

▪

Net sales were $76.9 million, up 10.5 percent over the prior-year period, with mattress fabric sales up 12.2 percent and upholstery fabric sales up 8.7 percent compared with the second quarter of last year.

▪

Pre-tax income from continuing operations improved sequentially to $3.9 million, which included $680,000 in other expense relating mostly to foreign exchange rate fluctuations associated with China, compared with pre-tax income from continuing operations of $4.5 million for the prior-year period, which included $99,000 in other expense.

▪

Net income from continuing operations was $2.4 million, or $0.19 per diluted share, compared with net income from continuing operations of $2.2 million, or $0.18 per diluted share, for the prior-year period.

▪

The company’s financial position reflected increased total cash and investments of $56.5 million and no outstanding borrowings as of November 1, 2020.  This compares with a net cash position of $38.7 million as of the end of the fourth quarter of fiscal 2020.  (See summary of cash and investments table on page 9.)

▪

Cash flow from operations and free cash flow for the first six months of fiscal 2021 were $22.7 million and $20.5 million, respectively, compared with cash flow from operations and free cash flow of $8.2 million and $5.6 million, respectively, for the prior-year period.  (See reconciliation table on page 11.)

▪

The company announced a five percent increase in its quarterly cash dividend to $0.11 per share, commencing in the third quarter of fiscal 2021.  At an annual indicated dividend of $0.44 per share, the yield is 3.03%, based upon yesterday’s closing stock price of $14.50 per share.  Notably, this is the company’s eighth straight year of increasing its annual dividend.

Financial Outlook

▪	Due to the continued economic impact of the COVID-19 pandemic and the lack of visibility as to its duration, the company is providing only limited financial guidance for fiscal 2021 at this time.

(1)

During the fourth quarter of fiscal 2020, the company sold its majority ownership interest in eLuxury, LLC, resulting in the elimination of its home accessories segment.  Accordingly, the financial results for this segment are excluded from the reported financial performance of the company’s continuing operations and are presented as a discontinued operation in the company’s consolidated financial statements.

CULP Announces Results for Second Quarter Fiscal 2021

December 3, 2020

▪

Although subject to unforeseen changes that may arise in connection with the pandemic, the company is encouraged by the ongoing execution of its product-driven strategy and continued strength in demand for home furnishing products, as well as its opportunities for market share growth.  The company expects sales and operating income for the third quarter of fiscal 2021 to be comparable to the prior-year period, with the mattress fabrics segment continuing its strong rebound and the upholstery fabrics segment facing ongoing headwinds relating to foreign exchange rate fluctuations associated with its operations located in China, customer supply chain constraints, and sales mix.  The company also expects sales and operating income for the fourth quarter of fiscal 2021 to be dramatically improved for both segments as compared to the fourth quarter of fiscal 2020.

Commenting on the results, Iv Culp, president and chief executive officer of Culp, Inc., said, “We are pleased with our strong performance for the second quarter of fiscal 2021, which reflects the tireless efforts of our associates around the world and the strength and resilience of our global platform.  Our dedicated team has done an outstanding job in following the protocols we have put in place to operate safely, while also meeting the rapid surge in demand with the high level of service and product quality that our customers know and expect from us.  As we continue to navigate our way through these uncertain times, our top priority remains the health and safety of our employees, customers, suppliers, and the communities we serve.  We are incredibly proud of our team’s continued drive to deliver innovative products and satisfy the evolving needs of our customers, while also integrating enhanced safety practices and new ways of working virtually throughout our business.

“Overall, we are very pleased with the top line performance for both our mattress fabrics and upholstery fabrics segments.  This faster-than-expected recovery indicates an increased consumer focus on the home environment, as well as our ability to service this increase in demand through our strong global platform and stable supply chain.  We are also benefitting from market share gains as our innovative products are resonating well with both new and existing customers.  Additionally, we delivered significant sequential improvement in operating income as compared to the first quarter, consistent with our expectations.

“We further strengthened our balance sheet with increased liquidity, as total cash and investments reached $56.5 million.  Based on this strong financial performance, we are pleased to announce that our Board of Directors approved a five percent increase in our quarterly dividend, which marks the eighth consecutive year of increasing our annual dividend.  This is consistent with our capital allocation strategy and our commitment to generate value for our shareholders.

“Looking ahead, our customers’ ability to meet their demand is being challenged by supply chain constraints related primarily to non-fabric components, as well as labor shortages, which could temporarily delay their scheduled delivery of fabric orders from both our mattress and upholstery fabrics segments.  Additionally, the ongoing impact and duration of the COVID-19 pandemic remains unknown.  We are prepared for a range of macroeconomic scenarios and are confident in our ability to weather these near-term headwinds.  Barring additional shutdowns, we are optimistic, based on current industry demand trends and market share opportunities, that we will deliver strong results in the second half of fiscal 2021.  We are well positioned for continued growth and look forward to the opportunities ahead for our business in fiscal 2021,” added Culp.

Segment Update

Mattress Fabrics Segment

Sales for this segment were $40.0 million for the second quarter, up 12.2 percent compared with sales of $35.7 million in the second quarter of fiscal 2020.

“We were especially encouraged by the strong growth in sales and operating income for the mattress fabric segment during the second quarter,” said Sandy Brown, president of Culp’s mattress fabrics division.  “The COVID-19 pandemic has generated greater consumer awareness and appreciation for overall comfort and wellness within the home environment, leading to an increase in discretionary spending on home furnishing products, including mattresses.  We built on the momentum generated during the last eight weeks of the first quarter by utilizing our product-driven strategy for both mattress fabrics and sewn covers, as well as our global supply chain and dedicated attention to our customers.  The strength and flexibility of our global manufacturing and sourcing operations in the U.S.,

CULP Announces Results for Second Quarter Fiscal 2021

December 3, 2020

Canada, Haiti, Asia, and Turkey enabled us to support current demand and serve the needs of our mattress fabric and cover customers.

“We remain pleased with the growth of our sewn mattress cover business, with demand trends for mattress covers exceeding pre-COVID levels.  This trend is driven by the ongoing growth in the boxed bedding space, and we continue to work collaboratively with new and existing customers to develop fresh, innovative products.

“During this uncertain and rapidly evolving environment, we have managed our business with a firm focus on creative designs, innovative fabric and sewn cover products, and exceptional service.  We are excited about ongoing developments in product innovation, including expanding our specialty finish options and virtual rendering services.  We also expect that our increased capacity in North America resulting from our investment in additional equipment will be available during the fourth quarter of fiscal 2021.  Finally, we believe that the domestic mattress industry, and, in turn, our business, will benefit from the recent preliminary antidumping duties imposed by the U.S. Department of Commerce on mattress importers from seven countries.

“Barring additional shutdowns or significant disruption in our customers’ supply chain for raw materials other than fabric, we believe we are well positioned to execute our strategy and increase market share during the second half of fiscal 2021,” added Brown.

Upholstery Fabrics Segment

Sales for this segment were $36.8 million for the second quarter, up 8.7 percent compared with sales of $33.9 million in the second quarter of fiscal 2020.

“We were very pleased with the solid growth in our upholstery fabric sales for the second quarter,” said Boyd Chumbley, president of Culp’s upholstery fabrics division.  “Our residential upholstery business saw a significant increase in sales compared to the prior-year period, driven primarily by the increased consumer focus on the at-home experience and overall comfort.  Through our strong platform in Asia, including our expanded cut and sew capabilities in Vietnam and our stable, long-term supplier relationships, we were able to respond quickly to meet the upsurge in demand from our customers and increase our market share.  We have also generated a historically strong backlog in our residential upholstery business, reflecting the ongoing favorable demand trends for this business.

“Our line of highly durable, stain-resistant LiveSmart® performance fabrics, as well as our line of LiveSmart Evolve® performance plus sustainability fabrics, continued to experience favorable demand trends.  We also recently launched LiveSmart Ultra™, which features a new antimicrobial finish as the next step in our LiveSmart performance brand evolution.  These LiveSmart performance fabrics are important drivers of growth in our residential business.

“Our hospitality business remained under pressure by the ongoing COVID-19 disruption that continued to affect the travel and leisure industries.  These lingering pressures also affected Read Window Products, our window treatment and installation business, during the quarter.  While sales for our hospitality business remained relatively stable as compared to the first quarter, we expect that the disruption in hospitality and leisure will continue to affect this business in the near-term.

“Additionally, while we saw a material sequential improvement in our operating income as compared to the first quarter of fiscal 2021, our second quarter results compared to the prior-year period were materially affected by unfavorable China foreign exchange rate fluctuations, as well as sales mix.  We expect these factors will continue to affect our operating income during the third quarter. Despite these pressures, we were encouraged by our solid operating margin for the second quarter.

“We are encouraged by the strong backlog in our residential upholstery business and are confident in our ability to meet this demand.  We expect the strong performance in our residential upholstery business to continue, absent additional pandemic-related shutdowns or material disruption in our customers’ supply chain,” added Chumbley.

CULP Announces Results for Second Quarter Fiscal 2021

December 3, 2020

Balance Sheet

“As the ongoing impact of the COVID-19 pandemic remains uncertain, maintaining a strong financial position remains one of Culp’s top priorities for fiscal 2021,” added Ken Bowling, executive vice president and chief financial officer of Culp, Inc.  “As of November 1, 2020, we reported $56.5 million in total cash and investments and no outstanding borrowings, up from our $38.7 million net cash position as of the end of the fourth quarter of fiscal 2020.  For the first six months of fiscal 2021, we incurred $2.0 million in capital expenditures and spent $2.6 million on regular dividends.  We also generated cash flow from operations of $22.7 million and free cash flow from operations of $20.5 million for the first half of fiscal 2021, compared with cash flow from operations of $8.2 million and free cash flow of $5.6 million for the prior-year period.  (See reconciliation table on page 11.)  This year-over-year improvement reflects a focused attention on working capital management during the first half of the year.  While we are extremely pleased with our strong cash position and fortified balance sheet going into the second half of the year, it is important to note that our cash position will be affected by our strategic investments in working capital and planned capital expenditures during this period.”

Dividends and Share Repurchases

The company announced that its Board of Directors has approved a five percent increase in the company’s quarterly cash dividend to 11 cents per share, marking the eighth straight year of increasing the annual dividend.  At an annual indicated dividend of $0.44 per share, the yield is 3.03%, based upon yesterday’s closing stock price of $14.50 per share.  The next quarterly payment will be made on or about January 18, 2021, to shareholders of record as of January 8, 2021. The Board will continue to evaluate the appropriateness of the current dividend rate considering economic conditions and the company’s performance in upcoming quarters.

The company did not repurchase any shares during the second quarter of fiscal 2021, leaving the full $5.0 million available under the share repurchase program approved by the Board in March 2020.  As previously disclosed, the company has temporarily suspended its share repurchases given the economic uncertainty related to COVID-19.

About the Company

Culp, Inc. is one of the world's largest marketers of mattress fabrics for bedding and upholstery fabrics for residential and commercial furniture.  The company markets a variety of fabrics to its global customer base of leading bedding and furniture companies, including fabrics produced at Culp’s manufacturing facilities and fabrics sourced through other suppliers.  Culp has operations located in the United States, Canada, China, and Haiti.

CULP Announces Results for Second Quarter Fiscal 2021

December 3, 2020

This release contains “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934).  Such statements are inherently subject to risks and uncertainties that may cause actual events and results to differ materially from such statements.  Further, forward looking statements are intended to speak only as of the date on which they are made, and we disclaim any duty to update such statements to reflect any changes in management’s expectations or any change in the assumptions or circumstances on which such statements are based, whether due to new information, future events, or otherwise.  Forward-looking statements are statements that include projections, expectations, or beliefs about future events or results or otherwise are not statements of historical fact.  Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “anticipate,” “estimate,” “intend,” “plan,” “project,” and their derivatives, and include but are not limited to statements about expectations for our future operations, production levels, new product launches, sales, profit margins, profitability, operating income, capital expenditures, working capital levels, income taxes, SG&A or other expenses, pre-tax income, earnings, cash flow, and other performance or liquidity measures, as well as any statements regarding potential acquisitions, future economic or industry trends, public health epidemics, or future developments.  There can be no assurance that the company will realize these expectations, meet its guidance, or that these beliefs will prove correct.

Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions.  Decreases in these economic indicators could have a negative effect on our business and prospects.  Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect us adversely.  The future performance of our business depends in part on our success in conducting and finalizing acquisition negotiations and integrating acquired businesses into our existing operations.  Changes in consumer tastes or preferences toward products not produced by us could erode demand for our products.  Changes in tariffs or trade policy, or changes in the value of the U.S. dollar versus other currencies, could affect our financial results because a significant portion of our operations are located outside the United States.  Strengthening of the U.S. dollar against other currencies could make our products less competitive on the basis of price in markets outside the United States, and strengthening of currencies in Canada and China can have a negative impact on our sales of products produced in those places.  Also, economic and political instability in international areas could affect our operations or sources of goods in those areas, as well as demand for our products in international markets.  The impact of public health epidemics on employees, customers, suppliers, and the global economy, such as the global coronavirus pandemic currently affecting countries around the world, could also adversely affect our operations and financial performance.  In addition, the impact of potential goodwill or intangible asset impairments could affect our financial results.  Finally, increases in market prices for petrochemical products can significantly affect the prices we pay for raw materials, and in turn, increase our operating costs and decrease our profitability.  Further information about these factors, as well as other factors that could affect our future operations or financial results and the matters discussed in forward-looking statements, is included in Item 1A “Risk Factors” in our most recent Form 10-K and Form 10-Q reports filed with the Securities and Exchange Commission.  A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur.

CULP Announces Results for Second Quarter Fiscal 2021

December 3, 2020

CULP, INC.

CONSOLIDATED STATEMENTS OF NET INCOME

FOR THREE MONTHS ENDED NOVEMBER 1, 2020, AND NOVEMBER 3, 2019

Unaudited

(Amounts in Thousands, Except for Per Share Data)

	THREE MONTHS ENDED
	Amount			Percent of Sales

	November 1,	November 3,	% Over	November 1,	November 3,
	2020	2019	(Under)	2020	2019
Net sales	$76,851	69,550	10.5%	100.0%	100.0%
Cost of sales	(62,590)	(56,024)	11.7%	81.4%	80.6%
Gross profit from continuing operations	14,261	13,526	5.4%	18.6%	19.4%
Selling, general and administrative expenses	(9,743)	(9,117)	6.9%	12.7%	13.1%
Income from continuing operations	4,518	4,409	2.5%	5.9%	6.3%
Interest expense	—	(21)	100.0%	0.0%	(0.0)%
Interest income	59	258	(77.1)%	0.1%	0.4%
Other expense	(680)	(99)	586.9%	0.9%	0.1%
Income before income taxes from continuing operations	3,897	4,547	(14.3)%	5.1%	6.5%
Income tax expense (1)	(1,613)	(2,279)	(29.2)%	41.4%	50.1%
Income (loss) from investment in unconsolidated joint venture	100	(16)	N.M.	0.1%	(0.0)%
Net income from continuing operations	2,384	2,252	5.9%	3.1%	3.2%
Loss before income taxes from discontinued operation (2)	—	(441)	(100.0)%	—	(0.6)%
Income tax benefit (2) (3)	—	381	(100.0)%	—	86.4%
Net loss from discontinued operation (2)	—	(60)	(100.0)%	—	(0.1)%
Net income	$2,384	2,192	8.8%	3.1%	3.2%

Net income from continuing operations per share - basic	$0.19	$0.18	6.8%
Net income from continuing operations per share - diluted	$0.19	$0.18	6.6%
Net loss from discontinued operation per share - basic	$—	$(0.00)	(100.0)%
Net loss from discontinued operation per share - diluted	$—	$(0.00)	(100.0)%
Net income per share - basic	$0.19	$0.18	9.7%
Net income per share - diluted	$0.19	$0.18	9.5%
Average shares outstanding-basic	12,298	12,408	(0.9)%
Average shares outstanding-diluted	12,324	12,408	(0.7)%

Notes

(1)	Percent of sales column for income tax expense is calculated as a % of income before income taxes from continuing operations.

(2)	Effective March 31, 2020, we sold our entire ownership of eLuxury, LLC to its noncontrolling interest holder, resulting in the elimination of the home accessories segment at such time.

(3)	Percent of sales column for income tax benefit is calculated as a % of loss before income taxes from discontinued operation.

CULP Announces Results for Second Quarter Fiscal 2021

December 3, 2020

CULP, INC.

CONSOLIDATED STATEMENTS OF NET (LOSS) INCOME

FOR SIX MONTHS ENDED NOVEMBER 1, 2020, AND NOVEMBER 3, 2019

Unaudited

(Amounts in Thousands, Except for Per Share Data)

	SIX MONTHS ENDED
	Amount			Percent of Sales
	(4)	(4)
	November 1,	November 3,	% Over	November 1,	November 3,
	2020	2019	(Under)	2020	2019
Net sales	$141,315	140,269	0.7%	100.0%	100.0%
Cost of sales	(117,153)	(114,331)	2.5%	82.9%	81.5%
Gross profit from continuing operations	24,162	25,938	(6.8)%	17.1%	18.5%
Selling, general and administrative expenses	(17,761)	(18,266)	(2.8)%	12.6%	13.0%
Restructuring credit	-	35	(100.0)%	(0.0)%	0.0%
Income from continuing operations	6,401	7,707	(16.9)%	4.5%	5.5%
Interest expense	(51)	(21)	142.9%	0.0%	0.0%
Interest income	117	518	(77.4)%	0.1%	0.4%
Other expense	(1,046)	(194)	439.2%	0.7%	0.1%
Income before income taxes from continuing operations	5,421	8,010	(32.3)%	3.8%	5.7%
Income tax expense (1)	(5,937)	(3,971)	49.5%	109.5%	49.6%
Income (loss) from investment in unconsolidated joint venture	167	(3)	N.M.	0.1%	(0.0)%
Net (loss) income from continuing operations	(349)	4,036	(108.6)%	(0.2)%	2.9%
Loss before income taxes from discontinued operation (2)	—	(1,062)	(100.0)%	0.0%	(0.8)%
Income tax benefit (2) (3)	—	392	(100.0)%	0.0%	36.9%
Net loss from discontinued operation (2)	—	(670)	(100.0)%	0.0%	(0.5)%
Net (loss) income	$(349)	3,366	(110.4)%	(0.2)%	2.4%

Net (loss) income from continuing operations per share - basic	$(0.03)	$0.33	(108.7)%
Net (loss) income from continuing operations per share - diluted	$(0.03)	$0.33	(108.7)%
Net loss from discontinued operation per share - basic	$—	$(0.05)	(100.0)%
Net loss from discontinued operation per share - diluted	$—	$(0.05)	(100.0)%
Net (loss) income per share - basic	$(0.03)	$0.27	(110.5)%
Net (loss) income per share - diluted	$(0.03)	$0.27	(110.5)%
Average shares outstanding-basic	12,293	12,403	(0.9)%
Average shares outstanding-diluted	12,293	12,413	(1.0)%

Notes

(1)	Percent of sales column for income tax expense is calculated as a % of income before income taxes from continuing operations.

(2)	Effective March 31, 2020, we sold our entire ownership of eLuxury, LLC to its noncontrolling interest holder, resulting in the elimination of the home accessories segment at such time.

(3)	Percent of sales column for income tax benefit is calculated as a % of loss before income taxes from discontinued operation.

(4)

See page 14 for our Reconciliation of Selected Income Statement Information to Adjusted Results for the six-month periods ending November 1, 2020 and November 3, 2019, which includes certain adjustments to income tax expense from continuing operation.

CULP Announces Results for Second Quarter Fiscal 2021

December 3, 2020

CULP, INC.

CONSOLIDATED BALANCE SHEETS

NOVEMBER 1, 2020, NOVEMBER 3, 2019, AND MAY 3, 2020

Unaudited

(Amounts in Thousands)

	Amounts
	(Condensed)	(Condensed)			(Condensed)
	November 1,	November 3,	Increase (Decrease)		* May 3,
	2020	2019	Dollars	Percent	2020
Current assets
Cash and cash equivalents	$45,288	46,955	(1,667)	(3.6)%	69,790
Short-term investments - Held-To-Maturity	5,005	—	5,005	100.0%	4,271
Short-term investments - Available for Sale	5,462	—	5,462	100.0%	923
Accounts receivable	32,960	23,890	9,070	38.0%	25,093
Inventories	47,726	51,443	(3,717)	(7.2)%	47,907
Current income taxes receivable	—	776	(776)	(100.0)%	1,585
Current assets - Discontinued operation	—	4,760	(4,760)	(100.0)%	—
Other current assets	3,509	2,745	764	27.8%	2,116
Total current assets	139,950	130,569	9,381	7.2%	151,685
Property, plant & equipment, net	41,599	45,221	(3,622)	(8.0)%	43,147
Goodwill	—	13,569	(13,569)	(100.0)%	—
Intangible assets	3,192	3,711	(519)	(14.0)%	3,380
Long-term investments - Rabbi Trust	8,060	7,575	485	6.4%	7,834
Long-term investments - Held-To-Maturity	759	—	759	100.0%	2,076
Right of use asset	6,165	4,883	1,282	26.3%	3,903
Noncurrent income taxes receivable	—	733	(733)	(100.0)%	—
Deferred income taxes	645	511	134	26.2%	793
Investment in unconsolidated joint venture	1,859	1,504	355	23.6%	1,602
Long-term note receivable affiliated with discontinued operation	—	1,800	(1,800)	(100.0)%	—
Noncurrent assets - Discontinued operation	—	22,950	(22,950)	(100.0)%	—
Other assets	547	496	51	10.3%	664
Total assets	$202,776	233,522	(30,746)	(13.2)%	215,084
Current liabilities
Line of credit - China operations	$—	—	—	—	1,015
Paycheck Protection Program Loan	—	—	—	—	7,606
Accounts payable - trade	38,247	26,336	11,911	45.2%	23,002
Accounts payable - capital expenditures	68	398	(330)	(82.9)%	107
Operating lease liability - current	2,316	2,090	226	10.8%	1,805
Deferred revenue	375	375	—	—	502
Accrued expenses	11,684	8,263	3,421	41.4%	5,687
Accrued restructuring costs	—	35	(35)	(100.0)%	—
Current liabilities - Discontinued operation	—	1,907	(1,907)	(100.0)%	—
Income taxes payable - current	1,413	1,539	(126)	(8.2)%	395
Total current liabilities	54,103	40,943	13,160	32.1%	40,119
Line of credit - U.S. operations	—	—	—	—	29,750
Accrued expenses - long-term	—	333	(333)	(100.0)%	167
Operating lease liability - long-term	4,008	2,614	1,394	53.3%	2,016
Contingent consideration affiliated with discontinued operation	—	6,006	(6,006)	(100.0)%	—
Income taxes payable - long-term	3,325	3,442	(117)	(3.4)%	3,796
Deferred income taxes	6,089	3,283	2,806	85.5%	1,818
Deferred compensation	8,000	7,429	571	7.7%	7,720
Noncurrent liabilities - Discontinued operation	—	3,550	(3,550)	(100.0)%	—
Total liabilities	75,525	67,600	7,925	11.7%	85,386
Shareholders' equity
Shareholders' equity attributable to Culp Inc.	127,251	161,520	(34,269)	(21.2)%	129,698
Non-controlling interest - Discontinued Operation	-	4,402	(4,402)	(100.0)%	—
	127,251	165,922	(38,671)	(23.3)%	129,698
Total liabilities and shareholders' equity	$202,776	233,522	(30,746)	(13.2)%	215,084
Shares outstanding	12,303	12,412	(109)	(0.9)%	12,285

* Derived from audited financial statements.

CULP Announces Results for Second Quarter Fiscal 2021

December 3, 2020

CULP, INC.

SUMMARY OF CASH, INVESTMENTS, AND DEBT

NOVEMBER 1, 2020, NOVEMBER 3, 2019, AND MAY 3, 2020

Unaudited

(Amounts in Thousands)

	Amounts
		(1)
	November 1,	November 3	May 3,
	2020	2019	2020*
Cash and Investments
Cash and cash equivalents	$45,288	$47,183	$69,790
Short-term investments - Available for Sale	5,462	—	923
Short-term investments - Held-To-Maturity	5,005	—	4,271
Long-term investments - Held-To-Maturity	759	—	2,076
Total Cash and Investments	$56,514	$47,183	$77,060

Debt
Line of credit - China operations	$—	$—	$1,015
Paycheck Protection Program Loan	—	—	7,606
Line of credit - U.S. operations	—	—	29,750
Total debt	$—	$—	$38,371
Net Cash Position	$56,514	$47,183	$38,689

* Derived from audited financial statements.

Notes

(1)

As of November 3, 2019, cash and cash equivalents totaled $47.2 million, of which $47.0 million and $228,000 were classified as (i) cash and cash equivalents and (ii) within current assets – discontinued operation, respectively, in the accompanying Consolidated Balance Sheets.

CULP Announces Results for Second Quarter Fiscal 2021

December 3, 2020

CULP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED NOVEMBER 1, 2020, AND NOVEMBER 3, 2019

Unaudited

(Amounts in Thousands)

	SIX MONTHS ENDED
	Amounts
	November 1,	November 3,
	2020	2019
Cash flows from operating activities:
Net (loss) income	$(349)	$3,366
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	3,538	3,893
Amortization	235	353
Stock-based compensation	474	467
Deferred income taxes	4,419	53
Gain on sale of property, plant, and equipment	—	(93)
Realized loss on short-term investments available for sale	6	—
(Income) loss from investment in unconsolidated joint venture	(167)	3
Foreign currency exchange loss (gain)	723	(106)
Changes in assets and liabilities:
Accounts receivable	(7,663)	(835)
Inventories	602	(4,797)
Other current assets	(1,175)	(31)
Other assets	(40)	133
Accounts payable	14,156	3,564
Deferred revenue	(127)	(24)
Accrued expenses and deferred compensation	6,019	1,620
Accrued restructuring costs	—	(89)
Income taxes	2,052	770
Net cash provided by operating activities	22,703	8,247
Cash flows from investing activities:
Capital expenditures	(2,041)	(2,410)
Proceeds from the sale of equipment	12	363
Investment in unconsolidated joint venture	(90)	—
Proceeds from the sale of short-term investments (Held to Maturity)	1,800	5,000
Purchase of short-term and long-term investments (Held to Maturity)	(1,245)	—
Purchase of short-term investments (Available for Sale)	(5,010)	—
Proceeds from the sale of short-term investments (Available for Sale)	455	—
Proceeds from the sale of long-term investments (rabbi trust)	77	—
Purchase of long-term investments (rabbi trust)	(257)	(479)
Net cash (used in) provided by investing activities	(6,299)	2,474
Cash flows from financing activities:
Payments associated with lines of credit	(30,772)	—
Payments associated with Paycheck Protection Program Loan	(7,606)	—
Proceeds from subordinated loan payable associated with the noncontrolling interest of discontinued operation	—	250
Cash paid for acquisition of business	—	(1,532)
Dividends paid	(2,583)	(2,482)
Common stock surrendered for withholding taxes payable	(25)	(51)
Capital contribution associated with the noncontrolling interest of discontinued operation	—	360
Payments of debt issuance costs	(15)	—
Net cash used in financing activities	(41,001)	(3,455)
Effect of exchange rate changes on cash and cash equivalents	95	(91)
(Decrease) increase in cash and cash equivalents	(24,502)	7,175
Cash and cash equivalents at beginning of year	69,790	40,008
Cash and cash equivalents at end of period (1)	$45,288	$47,183
Free Cash Flow (2)	$20,499	$5,630

Notes

(1)

As of November 3, 2019, cash and cash equivalents totaled $47.2 million, of which $47.0 million and $228,000 were classified as (i) cash and cash equivalents and (ii) within current assets – discontinued operation, respectively, in the accompanying Consolidated Balance Sheets.

CULP Announces Results for Second Quarter Fiscal 2021

December 3, 2020

CULP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED NOVEMBER 1, 2020, AND NOVEMBER 3, 2019

Unaudited

(Amounts in Thousands)

(2) Reconciliation of Free Cash Flow:

	FY 2021	FY 2020
A) Net cash provided by operating activities	$22,703	8,247
B) Minus: Capital Expenditures	(2,041)	(2,410)
C) Plus: Proceeds from the sale of equipment	12	363
D) Minus: Investment in unconsolidated joint venture	(90)	—
E) Plus: Proceeds from the sale of long-term investments (rabbi trust)	77	—
F) Minus: Purchase of long-term investments (rabbi trust)	(257)	(479)
G) Effects of exchange rate changes on cash and cash equivalents	95	(91)
Free Cash Flow	$20,499	5,630

CULP Announces Results for Second Quarter Fiscal 2021

December 3, 2020

CULP, INC.

STATEMENTS OF OPERATIONS BY SEGMENT

FOR THE THREE MONTHS ENDED NOVEMBER 1, 2020, AND NOVEMBER 3, 2019

Unaudited

(Amounts in Thousands)

	THREE MONTHS ENDED
	Amounts			Percent of Total Sales
	November 1,	November 3,	% Over	November 1,	November 3,
Net Sales by Segment	2020	2019	(Under)	2020	2019
Mattress Fabrics	$40,030	35,666	12.2%	52.1%	51.3%
Upholstery Fabrics	36,821	33,884	8.7%	47.9%	48.7%
Net Sales	$76,851	69,550	10.5%	100.0%	100.0%

Gross Profit from Continuing
Operations by Segment				Gross Profit Margin
Mattress Fabrics	$7,584	6,247	21.4%	18.9%	17.5%
Upholstery Fabrics	6,677	7,279	(8.3)%	18.1%	21.5%
Gross Profit from Continuing Operations	$14,261	13,526	5.4%	18.6%	19.4%

Selling, General and Administrative Expenses by Segment				Percent of Sales
Mattress Fabrics	$3,202	2,953	8.4%	8.0%	8.3%
Upholstery Fabrics	3,390	3,806	(10.9)%	9.2%	11.2%
Unallocated Corporate expenses	3,151	2,358	33.6%	4.1%	3.4%
Selling, General and Administrative Expenses	$9,743	9,117	6.9%	12.7%	13.1%

Income from continuing operations by Segment				Operating Income Margin
Mattress Fabrics	$4,382	3,294	33.0%	10.9%	9.2%
Upholstery Fabrics	3,287	3,473	(5.4)%	8.9%	10.2%
Unallocated corporate expenses	(3,151)	(2,358)	33.6%	(4.1)%	(3.4)%
Income from Continuing Operations	$4,518	4,409	2.5%	5.9%	6.3%

Depreciation Expense by Segment
Mattress Fabrics	$1,501	1,701	(11.8)%
Upholstery Fabrics	215	192	12.0%
Discontinued Operation	-	95	(100.0)%
Depreciation Expense	$1,716	1,988	(13.7)%

CULP Announces Results for Second Quarter Fiscal 2021

December 3, 2020

CULP, INC.

STATEMENTS OF OPERATIONS BY SEGMENT

FOR THE SIX MONTHS ENDED NOVEMBER 1, 2020, AND NOVEMBER 3, 2019

Unaudited

(Amounts in Thousands)

	SIX MONTHS ENDED
	Amounts			Percent of Total Sales
	November 1,	November 3,	% Over	November 1,	November 3,
Net Sales by Segment	2020	2019	(Under)	2020	2019
Mattress Fabrics	$76,133	74,525	2.2%	53.9%	53.1%
Upholstery Fabrics	65,182	65,744	(0.9)%	46.1%	46.9%
Net Sales	$141,315	140,269	0.7%	100.0%	100.0%

Gross Profit from Continuing Operations by Segment				Gross Profit Margin
Mattress Fabrics	$12,191	11,938	2.1%	16.0%	16.0%
Upholstery Fabrics	11,971	14,000	(14.5)%	18.4%	21.3%
Gross Profit from Continuing Operations	$24,162	25,938	(6.8)%	17.1%	18.5%

Selling, General, and Administrative Expenses by Segment				Percent of Total Sales
Mattress Fabrics	$5,964	6,025	(1.0)%	7.8%	8.1%
Upholstery Fabrics	6,570	7,652	(14.1)%	10.1%	11.6%
Unallocated Corporate expenses	5,227	4,589	13.9%	3.7%	3.3%
Selling, General, and Administrative Expenses	$17,761	$18,266	(2.8)%	12.6%	13.0%

(Loss) Income from Continuing				Operating (Loss)
Operations by Segment				Income Margin
Mattress Fabrics	$6,227	5,913	5.3%	8.2%	7.9%
Upholstery Fabrics	5,401	6,348	(14.9)%	8.3%	9.7%
Unallocated corporate expenses	(5,227)	(4,589)	13.9%	(3.7)%	(3.3)%
Subtotal	$6,401	7,672	(16.6)%	4.5%	5.5%
Restructuring credit	—	35	(100.0)%	0.0%	0.0%
Income from continuing operations	$6,401	7,707	(16.9)%	4.5%	5.5%

Depreciation Expense by Segment
Mattress Fabrics	$3,132	3,321	(5.7)%
Upholstery Fabrics	406	382	6.3%
Discontinued Operation	—	190	(100.0)%
Depreciation Expense	$3,538	3,893	(9.1)%

CULP Announces Results for Second Quarter Fiscal 2021

December 3, 2020

CULP, INC.

RECONCILIATION OF SELECTED INCOME STATEMENT INFORMATION TO ADJUSTED RESULTS

FOR THE SIX MONTHS ENDED NOVEMBER 1, 2020, AND NOVEMBER 3, 2019

	SIX MONTHS ENDED (UNAUDITED)

	As Reported		November 1,	As Reported		November 3,
	November 1,		Adjusted	November 3,		Adjusted
	2020	Adjustments	Results	2019	Adjustments	Results
Income before income taxes from continuing operations	$5,421	—	5,421	$8,010	—	8,010

Income tax expense (1) (2)	(5,937)	4,099	(1,838)	(3,971)	1,017	(2,954)

Income (loss) from investment in unconsolidated joint venture	167	—	167	(3)	—	(3)

Net (loss) income from continuing operations	$(349)	4,099	3,750	$4,036	1,017	5,053

Net (loss) income from continuing operations per share - basic	$(0.03)		$0.31	$0.33		$0.41
Net (loss) income from continuing operations per share - diluted	$(0.03)		$0.30	$0.33		$0.41
Average shares outstanding-basic	12,293		12,293	12,403		12,403
Average shares outstanding-diluted	12,293		12,305	12,413		12,413

Notes

(1)

The $4.1 million adjustment represents a $7.6 million non-cash income tax charge to record a full valuation allowance against the company’s U.S. net deferred income tax assets, partially offset by a $3.5 million non-cash income tax benefit resulting from the re-establishment of certain U.S. Federal net operating loss carryforwards in connection with U.S. Treasury regulations enacted during our first quarter regarding Global Intangible Low Taxed Income (“GILTI”) tax provisions of the Tax Cuts and Jobs Act of 2017.

(2)	The $1.0 million adjustment represents our estimated GILTI tax incurred through our second quarter of fiscal 2020.

CULP Announces Results for Second Quarter Fiscal 2021

December 3, 2020

CULP, INC.

CONSOLIDATED STATEMENTS OF ADJUSTED EBITDA

FOR THE TWELVE MONTHS ENDED NOVEMBER 1, 2020, AND NOVEMBER 3, 2019

Unaudited

(Amounts in Thousands)

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Trailing 12 Months
	February 2,	May 3,	August 2,	November 1,	November 1,
	2020	2020	2020	2020	2020
Net (loss) income	$(4,207)	$(27,825)	$(2,733)	$2,384	$(32,381)
Loss before income taxes from discontinued operation	7,824	8,698	-	-	16,522
Income tax (benefit) expense from continuing operations	(973)	704	4,324	1,613	5,668
Interest income, net	(258)	(37)	(7)	(59)	(361)
Asset impairments from continuing operations	—	13,712	—	—	13,712
Restructuring credit and related charges	(35)	—	—	—	(35)
Depreciation expense - continuing operations	1,891	1,882	1,822	1,716	7,311
Amortization expense - continuing operations	102	117	118	117	454
Stock based compensation	364	(199)	126	348	639
Adjusted EBITDA	$4,708	$(2,948)	$3,650	$6,119	$11,529
% Net Sales	6.9%	(6.2)%	5.7%	8.0%	4.5%

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Trailing 12 Months
	January 27	April 28,	August 4,	November 3,	November 3,
	2019	2019	2019	2019	2019
Net income (loss)	$3,060	$(1,511)	$1,174	$2,192	$4,915
Loss before income taxes from discontinued operation	313	477	621	441	1,852
Income tax expense from continuing operations	1,274	3,091	1,692	2,279	8,336
Interest income, net	(259)	(221)	(260)	(237)	(977)
Restructuring credit and related charges	340	—	(35)	—	305
Other non-recurring charges	429	500	—	—	929
Depreciation expense - continuing operations	1,934	1,933	1,810	1,893	7,570
Amortization expense - continuing operations	126	113	101	102	442
Stock based compensation	479	(243)	154	313	703
Adjusted EBITDA	$7,696	$4,139	$5,257	$6,983	$24,075

% Net Sales	10.5%	6.2%	7.4%	10.0%	8.6%

% Over (Under)	(38.8)%	(171.2)%	(30.6)%	(12.4)%	(52.1)%

-END-